Exhibit 10.4

MASTER AMENDMENT
TO
RESTRICTED STOCK UNIT AGREEMENTS

This Master Amendment is entered into by and between Pinnacle West Capital Corporation (the “Company”) and                      (“Employee”) as of this      day of             , 2012 (the “Effective Date”).

BACKGROUND

A.                                    Employee has previously received annual Awards of Restricted Stock Units and Dividend Equivalents pursuant to the terms and provisions of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan.

B.                                    Each of the annual Awards is evidenced by a Restricted Stock Unit Agreement (the “Award Agreement”) that provides, generally, for the vesting of the Awards over a period of four years.

C.                                    [In 2011, Employee also received an additional Award of Restricted Stock Units and Dividend Equivalents.  This additional Award vests in three installments in 2013, 2014 and 2015 and is referred to below as the “2011 Supplemental Award.”  The 2011 Supplemental Award is evidenced by a separate Award Agreement which is referred to below as the “Supplemental Award Agreement.”]

D.                                    Neither the Award Agreements nor the Supplemental Award Agreement currently provide that the vesting of the Restricted Stock Units is accelerated upon the occurrence of a Change of Control.

E.                                     The Company’s Board of Directors has approved the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan (the “2012 Plan”) that will be submitted to the Company’s shareholders for approval at the Company’s 2012 Annual Meeting. The 2012 Plan provides for the acceleration of the vesting of outstanding awards in certain circumstances following a Change of Control (as that term is defined in the 2012 Plan).

F.                                      In order to conform, to the extent possible and advisable, the Change of Control provisions of the Award Agreements [and the Supplemental Award Agreement] to the provisions of the 2012 Plan, by the execution of this Master Amendment, the Company and Employee agree to amend each of the outstanding Award Agreements [and the Supplemental Award Agreement] as set forth below.

AMENDMENT

1.                                      Section 3 of each of the Award Agreements [and Section 4(a) of the Supplemental Award Agreement] [is] [are] hereby amended by deleting the sentence that reads “For avoidance of doubt, no acceleration of the vesting of the Restricted Stock Units will occur on a Change of Control of the Company.”  Section 3 of each of the Award Agreements [and Section 4(a) of the Supplemental Award Agreement] also are hereby amended by adding the following language to the end thereof:

The Restricted Stock Units shall become fully vested and non-forfeitable upon the occurrence of a Change of Control to the extent provided in Addendum A.

2.                                      Section 4(a) of the Award Agreement is hereby amended by the addition of the following language to the end thereof:

The payment for Restricted Stock Units may be accelerated in the event of a Change of Control, but only in accordance with the provisions of Addendum A and only if the Company, in the exercise of its discretion, concludes that such acceleration is permitted by Section 409A of the Code.

3.                                      Section 6(a) of each Award Agreement [and Section 8(a) of the Supplemental Award Agreement] [is] [are] hereby amended by changing Section 6(a) to read as follows:

Purpose of this Provision.  If the Company concludes, in the exercise of its discretion, that this Award of Restricted Stock Units is subject to Section 409A, the provisions of this Section shall apply to such Award.  If the Company concludes, in the exercise of its discretion, that this Award of Restricted Stock Units is not subject to Section 409A, but, instead, is eligible for the short-term deferral exception to the requirements of Section 409A, the remaining provisions of this Section shall not apply to such Award.  This Award then shall be administered and interpreted, to the extent possible, to qualify for the short-term deferral exception to the requirements of Section 409A.

4.                                      Each of the Award Agreements [and the Supplemental Award Agreement] [is] [are] hereby amended by the addition of the attached Addendum A.

[SIGNATURES ON PAGE 3]

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To signify their adoption of this Master Amendment, Employee and an authorized representative of the Company have signed this Master Amendment as of the Effective Date noted above.

PINNACLE WEST CAPITAL CORPORATION

By:

Its:

Date:

EMPLOYEE

(Name — Please Print)

(Signature)

(Date)

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ADDENDUM A
TO
RESTRICTED STOCK UNIT AGREEMENTS

Pursuant to the authority conferred upon the Committee by Section 12.8 of the Plan, the Committee has decided that upon the closing, or in anticipation of but contingent upon the closing, of a transaction that will result in a Change of Control, the following provisions shall become applicable.

1.                                      Vesting.  Any restrictions on Restricted Stock Units shall lapse and such Restricted Stock Units shall become immediately vested and non-forfeitable.

2.                                      Payment.

(a)                                 Awards Exempt from the Requirements of Section 409A.  If the Company concludes, in the exercise of its discretion, that the Award is not subject to the requirements of Section 409A of the Code, all Restricted Stock Units subject to the Award shall become immediately payable and shall be paid in Stock or cash, in accordance with the terms of the applicable Award Agreement, immediately before the closing of the transaction that will result in the Change of Control.  All necessary steps shall be taken to allow any Stock issued in payment for the Restricted Stock Units to participate in the transaction that results in the Change of Control.  If pursuant to the terms of the Award Agreement, a Restricted Stock Unit is to be paid in cash, the Restricted Stock Unit will be settled in cash as of the closing of the transaction that results in the Change of Control.  The cash payment then will be made within 10 days following the closing of the transaction that results in the Change of Control.

(b)                                 Awards Subject to Section 409A.  If the Company concludes, in the exercise of its discretion, that the Award is subject to the requirements of Section 409A, the Restricted Stock Unit Award will be converted into either (i) a Restricted Stock Unit Award relating to (and expressed in terms of) the publicly traded stock of the surviving entity or its parent company or (ii) cash, as elected by the employee in accordance with procedures adopted by the Company.  Payment for the Restricted Stock Units then will be made at the time or times otherwise specified in the Award Agreement.  Any election previously made by the Employee to receive payments in Stock or cash shall be disregarded.

(1)                                 If the Employee elects to convert the Award into an Award relating to the publicly traded stock of the surviving entity or its parent company, the value of the shares of stock subject to the converted Award shall equal the value of the consideration received in connection with the transaction that results in the Change of Control by a shareholder of the Company holding the same number of shares of Stock that are subject to the Award.  If the only consideration received by the shareholders of the Company in connection with the transaction that results in the Change of Control is the publicly traded common or preferred stock of the acquiring entity or its

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parent company, this requirement will be deemed to be satisfied if the number of shares of the stock to which the converted Award relates is at least equal to the number of shares of Stock subject to the original Award multiplied or divided by the conversion ratio applicable to the transaction that results in the Change of Control.

(2)                                 If the Employee elects to convert the Awards into cash, the amount of cash payable will be equal to the value of the consideration received in connection with the transaction that results in the Change of Control by a shareholder of the Company holding the same number of shares of Stock that are subject to the Award. No interest will be payable.

(c)                                  Determination by Company.  Within 180 days following the date on which this Addendum A becomes applicable to a particular Award, the Company will notify the Employee if the Company concludes that the requirements of Section 409A are not applicable to the Award.  In the absence of the issuance of a statement indicating that the Company, in the exercise of its discretion, has concluded that an Award is not subject to Section 409A, the provisions applicable to an Award that is subject to the requirements of Section 409A shall apply.

3.                                      Board Override.  Notwithstanding the foregoing provisions of this Addendum A, the Board, prior to a Change of Control, may determine that no Change of Control shall be deemed to have occurred or that some or all of the enhancements to the rights of Participants under all or a portion of the outstanding Awards upon a Change of Control, as provided in this Addendum A and the Award Agreement, shall not apply to specified Awards.  The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a Change of Control, the Board, as constituted prior to the Change of Control, reasonably concludes, in good faith, that: (i) Participants holding Awards affected by action of the Board under this Section 3 shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such Awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such Change of Control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the Award resulting from such transactions will not materially impair the value of the Awards to the Participants or their opportunity for future appreciation in respect of such Awards.  The Board may exercise such override authority with respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code only in a manner and to the extent permissible under Section 409A.

4.                                      Addendum Controls.  The provisions of this Addendum A shall control over any conflicting provisions of any Award Agreement [or the Supplemental Award Agreement] in the event of a conflict.  The provisions of the Plan shall control in the event of any conflict between the provisions of the Plan and the provisions of this Addendum A.

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